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Exhibit 5.1

March 24, 2014

Western Asset Mortgage Capital Corporation
385 East Colorado Boulevard
Pasadena, California 91101

  Re:
  Western Asset Mortgage Capital Corporation

  Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Western Asset Mortgage Capital Corporation, a Delaware corporation (the "Company"), in connection with the Shelf Registration Statement on Form S-3 filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on March 24, 2014 (the "Registration Statement"). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) of shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), to be issued and sold by the Company (the "Common Shares"); (ii) shares of preferred stock, par value $.01 per share, of the Company (the "Preferred Shares"), in one or more series to be designated; and (iii) such indeterminate number of shares of Common Stock and Preferred Shares as may be issued upon conversion, redemption, repurchase, exchange or exercise of any Preferred Shares (collectively, the "Indeterminate Securities"). The Common Shares, the Preferred Shares and the Indeterminate Securities are collectively referred hereinto as the "Offered Securities."

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction of: (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the "Certificate of Incorporation"); (iii) the Amended and Restated By-laws of the Company, as certified by the Secretary of the Company (the "By-Laws"); (iv) certain resolutions of the Board of Directors of the Company (the "Board of Directors") relating to the registration and offering of the Offered Securities; and (v) a specimen certificate representing the Common Stock.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. In addition, we have assumed that the terms of the Offered Securities have been or will have been established so as not to, and that the execution and delivery by the Company of and its compliance with the terms of the Offered Securities do not and will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

        Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued or offered from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Act, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon and subject to the foregoing and to the qualifications and assumptions set forth herein, we are of the opinion that:

          1.     With respect to any Common Shares, including any Indeterminate Securities that are Common Shares (the "Offered Common Shares"), to be offered by the Company pursuant to the Registration Statement, when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters; (v) the terms of the issuance and sale of the Offered Common Shares have been duly established and are then in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) if certificated, certificates approved by the Board and in the form required under the laws of the State of Delaware and the By-Laws representing the Offered Common Shares are duly executed and countersigned; and (vii) the Offered Common Shares are duly registered in the Company's share registry and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares, including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Preferred Shares registered pursuant to the Registration Statement, when issued and sold in accordance with the applicable underwriting agreement, if any, with respect to the Offered Common Shares or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

          2.     With respect to the shares of any series of Preferred Shares to be offered by the Company, including any Indeterminate Securities that are Preferred Shares, pursuant to the Registration Statement (the "Offered Preferred Shares"), when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Shares in accordance with the applicable provisions of Delaware corporate law (the "Certificate of Designation"); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the issuance and sale of the Offered Preferred Shares have been duly established and are the in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Shares, and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) if certificated, certificates approved by the Board and in the form required under the laws of the State of Delaware and the By-Laws representing the Offered Preferred Shares are duly executed and countersigned; and (viii) the Offered Preferred Shares are duly registered in the Company's share registry and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Shares (including any Preferred Shares duly issued upon conversion, exchange or exercise of any Preferred Shares registered pursuant to the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement, if any, with respect to the Offered Preferred Shares or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 5.1